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                                                                     EXHIBIT 2.2


                      AMENDMENT NO. 1 TO MERGER AGREEMENT


         This Amendment No. 1 (the "AMENDMENT"), made and entered into as of the 17h day of April 1996, is by and among AMRE, Inc., a Delaware corporation ("AMRE"), AMRE-Congressional Acquisition, Inc., a Delaware corporation and a newly formed, wholly owned subsidiary of AMRE ("MERGER SUB"), Congressional Construction Corporation, a Virginia corporation (the "COMPANY"), Kenwood Financial, Inc. ("Kenwood") and John B. Nunez ("Nunez") and amends that certain Agreement and Plan of Merger, made and entered into the 30th day of December 1995, by and among AMRE, Merger Sub, the Company, Kenwood and Nunez (the "MERGER AGREEMENT"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Merger Agreement.


                             PRELIMINARY STATEMENTS

         AMRE, Merger Sub, the Company, Nunez and Kenwood desire to amend the Merger Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             STATEMENT OF AMENDMENT

         1.      Amendatory Provisions.

                 a. Section 7.1(b) to the Merger Agreement is amended and restated in its entirety to read as follows:

                          (b) by either of the Boards of Directors of Merger Sub or the Company if the Effective Time shall not have occurred on or before June 30, 1996; provided, however, that the right to terminate under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                 b. Section 7.3(b) to the Merger Agreement is amended and restated in its entirety to read as follows:

                          (b) In the event (i) the Agreement is terminated pursuant to Section 7.1(b) or (ii) in the event the Effective Time shall not have occurred on or before June 30, 1996 and either (i) or (ii) occur for any reason other than the failure to meet the conditions under Sections 6.1 and 6.3, AMRE shall pay the Company an amount equal to the Termination Fee.
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         2.      Updated Disclosure Schedule.      In compliance with the
requirements of Section 5.8 of the Merger Agreement, Schedule 2.6 is hereby updated to reflect the additional information contained on Schedule 2.6 hereto.

         3. Existing Agreement. Except as expressly amended hereby, all of the terms, covenants and conditions of the Merger Agreement (i) are ratified and confirmed, (ii) shall remain unamended and not waived and (iii) shall continue in full force and effect.

         4. GOVERNING LAW. EXCEPT TO THE EXTENT ASPECTS OF THE MERGER ARE SPECIFICALLY GOVERNED BY DELAWARE LAW OR VIRGINIA LAW, THIS AMENDMENT WILL BE GOVERNED BY THE INTERNAL LAW, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, AND NOT THE LAWS OF CONFLICTS, OF THE STATE OF TEXAS.

         5. Counterparts. This Amendment may be executed in one or more counterparts.

         6. Enforceability. If any provision of this Amendment shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Amendment or the Merger Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Amendment and the Merger Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

         IN WITNESS WHEREOF, AMRE, Merger Sub, the Company, Kenwood and Nunez have caused this Agreement to be executed as of the date first written above.

                               AMRE, INC.


                               By: /s/ John S. Vanecko
                                  ---------------------------------------------
                               Printed Name: John S. Vanecko
                                             ----------------------------------
                               Title: Vice President and Chief Financial Officer
                                       -----------------------------------------
                               Address: 8585 N. Stemmons Freeway
                                        ------------------------
                                        South Tower, Suite 102
                                        ----------------------
                                        Dallas, TX 75247
                                         ----------------

                               AMRE - CONGRESSIONAL ACQUISITION, INC.


                                By: /s/ John S. Vanecko
                                   ---------------------------------------------
                               Printed Name: John S. Vanecko
                                             -----------------------------------
                               Title: Vice President and Chief Financial Officer
                                      ------------------------------------------
                               Address: 8585 N. Stemmons Freeway
                                        ------------------------
                                        South Tower, Suite 102
                                        ----------------------
                                        Dallas, TX 75247
                                        ----------------
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                                    CONGRESSIONAL CONSTRUCTION CORPORATION


                                    By: /s/ JOHN B. NUNEZ
                                        ---------------------------------------
                                    Printed Name: John B. Nunez
                                                  -----------------------------
                                    Title:   President
                                             ----------------------------------
                                    Address: 11216 Waples Mill Road
                                             ----------------------
                                             Suite 101
                                             ---------
                                             Fairfax, Virginia 22030
                                             -----------------------


                                     /s/ JOHN B. NUNEZ
                                    -------------------------------------------
                                    Printed Name: John Nunez
                                                  ----------
                                    Address: 11216 Waples Mill Road, Suite 101
                                             ---------------------------------
                                             Fairfax, Virginia 22030
                                             -----------------------


                                    Kenwood Financial, Inc.

                                    By:
                                       ---------------------------------------
                                    Printed Name: Norman R. Rales
                                                 -----------------------------
                                        Title:    President
                                              --------------------------------
                                        Address: 4000 N. Federal Hwy. #204
                                                ------------------------------
                                                 Boca Raton, Florida 33431
                                                ------------------------------



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                                  Schedule 2.6

To ensure that adequate capital is available to complete the brand name transition and the mergers, AMRE has engaged in discussions with several investment banking and other firms regarding the possible sale of AMRE securities to raise additional capital. These discussions have included the possibility of selling up to 2.0 million shares of AMRE Common Stock in an underwritten public offering or in a private placement with registration rights. However, these discussions are still in their formative stages, and there can be no assurance that additional sources of capital will be available to AMRE.